                                   EXHIBIT 23B

                    Consent of Rudolph, Palitz LLP, Certified
                             Public Accountants, of
                         Plymouth Meeting, Pennsylvania

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Vista Bancorp, Inc.
Phillipsburg, New Jersey

         We consent to the incorporation by reference, of our report, dated January 31, 1997, on the consolidated financial statements of Vista Bancorp, Inc. and Subsidiaries, and to the reference to our firm under the heading "Experts", in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8.



                                                        /s/ Rudolph, Palitz LLP
                                                        RUDOLPH, PALITZ LLP


Plymouth Meeting, Pennsylvania
May 23, 1997


                                      S-19